As filed with the Securities and Exchange Commission on February 22, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CS Disco Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-4254444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 Congress Ave.

Suite 900

Austin, Texas 78701

(833) 653-4726

(Address of principal executive offices) (Zip code)

CS Disco, Inc. 2021 Equity Incentive Plan

CS Disco, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Scott Hill

Chief Executive Officer

CS Disco, Inc.

111 Congress Ave.

Suite 900

Austin, Texas 78701

(833) 653-4726

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet Christina T. Roupas Trey Reilly Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Michael Lafair Executive Vice President, Chief Financial Officer CS Disco, Inc. 111 Congress Ave. Suite 900 Austin, Texas 78701 (833) 653-4726

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, CS Disco, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 3,050,482 additional shares of its common stock under the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2024, and (ii) 610,096 additional shares of its common stock under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2024. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-258076, 333-263046 and 333-270022), filed with the Commission on July 21, 2021, February 25, 2022 and February 24, 2023, respectively.

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 22, 2024.

(c) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on July 16, 2021 (File No. 001-40624) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of CS Disco, Inc.	8-K	001-40624	3.1	July 23, 2021

4.2	Amended and Restated Bylaws of CS Disco, Inc.	10-K	001-40624	3.2	February 24, 2023

4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-257435	4.1	July 12, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2021 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-257435	10.3	July 12, 2021

99.2	2021 Employee Stock Purchase Plan.	S-1/A	333-257435	10.4	July 12, 2021

99.3	Forms of Performance-Vesting Restricted Stock Unit Grant Notice and Award Agreement under the 2021 Equity Incentive Plan.	10-Q	001-40624	10.2	May 13, 2022

107*	Filing fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 22nd day of February, 2024.

CS DISCO, INC.

By:	/s/ Scott Hill
Name:	Scott Hill
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Hill and Michael Lafair, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Hill Scott Hill	Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2024

/s/ Michael Lafair Michael Lafair	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2024

/s/ Krishna Srinivasan Krishna Srinivasan	Chair of the Board of Directors and Director	February 22, 2024

/s/ Tyson Baber Tyson Baber	Director	February 22, 2024

/s/ Susan L. Blount Susan L. Blount	Director	February 22, 2024

/s/ Colette Pierce Burnette Colette Pierce Burnette	Director	February 22, 2024

/s/ Aaron Clark Aaron Clark	Director	February 22, 2024

/s/ Robert P. Goodman Robert P. Goodman	Director	February 22, 2024

/s/ James Offerdahl James Offerdahl	Director	February 22, 2024